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                                                                    EXHIBIT 24.2

                               CONSENT OF COUNSEL


         The undersigned hereby consents to the use of our name, and the statement with respect to us appearing under the heading "Legal Matters" included in Post-Effective Amendment No. 2 to the Registration Statement.



                                                       WARREN & PEREZ


Dated: April 15, 1997